As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

CONNECTICUT	06-0854886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Secor Road
Brookfield, CT 06804
(Address of Principal Executive Offices)

Photronics, Inc. 2025 Equity Incentive Compensation Plan
(Full title of the plan)

Christopher J. Lutzo
 Vice President, General Counsel and Secretary
PHOTRONICS, INC.
15 Secor Road
Brookfield, CT 06804
(Name and address of agent for service)

(203) 775-9000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth company
☒	☐	☐	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*             Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the “Note” to Part I of Form S-8. The document(s) containing the information specified by Part I of this Registration Statement will be sent or given to participants in the Photronics, Inc. 2025 Equity Incentive Compensation Plan, as may be amended from time to time (the “Plan”), of Photronics, Inc., a Connecticut corporation,  (the “Company”), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following information filed by Photronics, Inc. (the “Registrant” or “Photronics”) with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended October 31, 2024 (filed on December 18, 2024);

(b)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended February 2, 2025 (filed on March 13, 2025);

(c)	The Registrant’s current reports on Form 8-K filed November 21, 2024, December 18, 2024, January 10, 2025, January 24, 2025, February 26, 2025, April 3, 2025, and April 17, 2025;

(d)	The Registrant’s Proxy Statement filed with the Securities and Exchange Commission on February 14, 2025; and

(e)	The description of the Registrant’s common stock included in its Registration Statement on Form S-3, filed on June 25, 2009.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

Except as described in Exhibit 5.1, none.

Item 6.	Indemnification of Directors and Officers.

Under applicable Connecticut law, the Registrant shall provide for indemnification of its directors, officers, employees and agents.  Applicable Connecticut law requires the Registrant to indemnify a director against judgments and other expenses of litigation when he or she is sued by reason of his or her being a director in any proceeding brought, other than on behalf of the corporation, if a director is successful on the merits in defense, or acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and in all other cases that his or her conduct was at least not opposed to the best interests of the corporation, or in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation.  In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified.  Finally, the Registrant maintains director and officer liability insurance which provides insurance for the Registrant’s directors and officers in connection with claims brought against them in their capacity as such with the Registrant.

Article IX of the Company’s By-laws provides that the Company shall indemnify its directors and officers.

Article Ninth of the Registrant’s Certificate of Incorporation limits directors’ monetary liability for actions or omissions made in good faith, which are later determined to be a breach of their duty as directors of the Registrant.  Article Ninth does not eliminate or limit a director's liability for breaches of fiduciary duty for actions or omissions which (i) involved a knowing and culpable violation of law; (ii) enabled a director or an associate (as defined in Section 33-840 of the Connecticut Business Corporation Act) to receive an improper personal economic gain; (iii) showed a lack of good faith and conscious disregard for the director’s duty as a director under circumstances where the director was aware that the director’s actions created an unjustifiable risk of serious injury to the Registrant; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of duty; or (v) involved the improper distribution of Registrant assets to its shareholders or an improper loan to an officer, director or 5% shareholder.  Article Ninth also does not preclude suits for equitable relief, such as an injunction, nor would it shield directors from liability for violations of the federal securities laws.  Moreover, Article Ninth does not limit the liability of directors for any act or omission that occurred prior to the date the Article became effective and does not limit the potential liability of officer-directors in their capacity as officers.

In addition, the Registrant entered into certain customary indemnification agreements with its directors. These agreements require the Registrant to provide indemnification and expense reimbursement in certain circumstances.

The Registrant also purchased and maintains directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers or any person who is or was or has agreed to become a director or officer of the Registrant or is or was serving or who has agreed to serve at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and that covers the Registrant for reimbursement of payments to its directors and officers and such persons in respect of such liabilities and expenses, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors of the Registrant.

The foregoing is only a general summary of certain aspects of Connecticut law, the Registrant’s Certificate of Incorporation and the Registrant’s By-laws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of Connecticut law referenced above, the Registrant’s Certificate of Incorporation and the Registrant’s By-laws and the indemnification agreements referenced above.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The exhibits filed as part of this Registration Statement are set forth below in the Exhibits Index.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or the “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on the 25th day of April, 2025.

PHOTRONICS, INC.

By /s/ Christopher J. Lutzo

Christopher J. Lutzo
Vice President, General Counsel
and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christopher J. Lutzo his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Lee	Chief Executive Officer and Director	April 25, 2025
Frank Lee	(Principal Executive Officer)

/s/ Eric Rivera	Executive Vice President and	April 25, 2025
Eric Rivera	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ George C. Macricostas	Executive Chairman and Director	April 25, 2025
George C. Macricostas

Signature	Title	Date

/s/ David A. Garcia	Director	April 25, 2025
David A. Garcia

/s/ Adam Lewis	Director	April 25, 2025
Adam Lewis

/s/ Daniel Liao	Director	April 25, 2025
Daniel Liao

/s/ Constantine S. Macricostas	Director	April 25, 2025
Constantine S. Macricostas

/s/ Mary Paladino	Director	April 25, 2025
Mary Paladino

/s/ Mitchell G. Tyson	Director	April 25, 2025
Mitchell G. Tyson

EXHIBITS INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed December 18, 2024).

4.2	By-laws of the Registrant as restated September 7, 2016, (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed December 18, 2024).

4.3	Photronics, Inc. 2025 Equity Incentive Compensation Plan.

5.1	Opinion of Christopher J. Lutzo, Esq.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Christopher J. Lutzo, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on the Signature Page of this Registration Statement).

107	Filing Fee Table.